Exhibit 10.43 February 29, 2024 Leslie Brush [email address] Dear Leslie, It is with extreme pleasure to confirm your promotion to the position of Senior Vice President, Chief Legal Officer and Secretary, effective April 1, 2024, reporting directly to Eilif Serck-Hanssen, CEO. This position is remote and is classified as regular, full time salaried position for wage and hour purposes, and we are making the following changes: New Position: Senior Vice President, Chief Legal Officer and Secretary New Annual Salary: $ 374,500 Bonus Target: 75% Long Term Incentive (LTI) Target: 75% Congratulations on this well-deserved promotion. I wish you continued success at Laureate Education. Please indicate your acceptance of this offer by signing in the space provided below and return a copy to me and [email address], retaining a copy for your files. Thank you for your ongoing contributions to Laureate Education, Inc. Sincerely, /s/ Adam Smith Adam Smith SVP, People & Culture Acknowledgement of Acceptance: Enclosures cc: File /s/ Leslie Brush _ March 1, 2024_ Signature Date